EXHIBIT 10.10
FIRST AMENDMENT TO THE
FRANKLIN ELECTRIC CO., INC.
SUPPLEMENTAL RETIREMENT AND
DEFERRED COMPENSATION PLAN

WHEREAS, Franklin Electric Co., Inc. (the “Company”) maintains the Franklin Electric Co., Inc. Supplemental Retirement and Deferred Compensation Plan (the “Plan”) for designated employees; and
WHEREAS, the Franklin Employee Benefits Committee retains the authority to amend the Plan and now deems it appropriate to do so.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2012, as follows:
1.    Section 6.1 is hereby amended by redesignating Section 6.1(c) as Section 6.1(d) and adding a new Section 6.1(c) to read as follows:
Notwithstanding Section 6.1(a), if at the time of distribution, the portion of the Participant's sub-account attributed to his transferred Pension Restoration Account (if any) is $1,000,000 or more, such portion of the sub-account shall be distributed in accordance with the terms of the Pension Restoration Plan as in effect on December 31, 2011.
2.    Section 6.1(d) as redesignated is amended by replacing “Notwithstanding Sections 6.1(a) and 6.1(b)” with “Notwithstanding the foregoing provisions of this Section 6.1”.
IN WITNESS WHEREOF, THIS First Amendment has been duly executed as of this 20th day of December, 2012.
FRANKLIN ELECTRIC CO.

By:    /s/ Thomas J. Strupp
Thomas J. Strupp
Vice President-Global Human Resources
And Member, Employee Benefits
Committee